AMENDMENT


         THIS AMENDMENT to the Employment Agreement between MEDIQ Incorporated (the "Company"), MEDIQ/PRN Life Support Services, Inc. ("MEDIQ/PRN") and Thomas Carroll (the "Executive"), dated as of April 27, 1995 (the "Original Agreement"), is made by and between the Company, MEDIQ/PRN and the Executive as of November 14, 1997.

                                   BACKGROUND



         The Board of Directors of the Company (the "Board") has initiated a process to examine certain strategic alternatives designed to enhance the Company's value to its stockholders. Executive is the President and Chief Executive Officer of the Company and as such his active participation and involvement in this process is crucial to its success. In addition, the Company has determined that it is in its best interests to obtain the Executive's agreement to forego, under certain circumstances, any payments to him under
Section 3.6(c) of the Original Agreement and also to extend the duration of his covenant not to compete with the Company following termination of his employment, and also to extend the term of the Agreement. In consideration of the Success Bonus provided for herein, the Executive is willing to extend the term of this agreement and the duration of his non-competition agreements, as well as to forego any payments under Section 3.6(c), as and to the extent provided herein. Subject to the foregoing, the Executive is also willing to actively participate in the strategic process being undertaken by the Board.

         The parties hereto therefore desire to amend the Original Agreement in certain respects (which agreement, as amended hereby, is referred to as the Employment Agreement).

     NOW THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Section 3.4 of the Original Agreement is hereby amended to read in its entirety as follows:

         3.4 Success Bonus.

             (a) Executive has agreed to cooperate with the Board in analyzing and pursuing various strategic alternatives, designed to enhance stockholder value. If, before June 30, 1998, a Strategic Transaction (as hereafter defined) occurs, Executive shall be entitled to receive a one-time bonus calculated as provided in paragraph (b) below. For the purposes of this Agreement, a

"Strategic Transaction" means any sale or divestiture of MEDIQ or MEDIQ/PRN, including (i) a sale of substantially all of its stock (including through merger, tender, exchange or otherwise) or assets, in either case in one or more related transactions, (ii) a Change in Control (as defined below) and (iii) any sale or distribution of the stock of MEDIQ or MEDIQ/PRN which results in a Change in Control at the time of such sale or distribution or at any time within the immediately succeeding twelve (12) months. Executive's bonus shall be paid in cash within 30 days after the consummation of a Strategic Transaction.

             (b) Executive's bonus payable upon a Strategic Transaction shall equal the sum of (i) .25% of the aggregate purchase price paid for MEDIQ or MEDIQ/PRN up to a maximum aggregate purchase price of $375,000,000 plus (ii) if the aggregate purchase price paid for MEDIQ or MEDIQ/PRN exceeds $375,000,000, 1.5% of any purchase price in excess of $375,000,000. For purposes of calculating the bonus, the aggregate purchase price shall equal the sum of (x) the total cash consideration paid (including, without limitation, in respect of any warrants or other security of MEDIQ or MEDIQ/PRN), plus (y) the fair market value of any securities or other property received as consideration (including, without limitation, in respect of any warrants or other security of MEDIQ or MEDIQ/PRN), plus (z) the aggregate amount (including, without limitation, accrued but unpaid interest and the unpaid amount of any capital leases) of any aggregate liabilities assumed or refinanced by the purchaser in connection with the completion of the acquisition, other than current liabilities taken into account in computing the working capital (except for current liabilities for indebtedness for money borrowed (including accrued but unpaid interest or capital leases)). The aggregate purchase price on which Executive's bonus is to be calculated is hereafter called "Enterprise Value." In the event of any dispute between Executive and MEDIQ regarding the Enterprise Value on which Executive's bonus shall be calculated, the Directors and Executive shall select an investment banking firm, reasonably acceptable to each of them, to make the determination of the Enterprise Value. The fees and expenses of the investment banking firm incurred in making such determination shall be borne by MEDIQ, unless the investment banking firm shall determine that the Executive's position regarding the calculation of Enterprise Value was unreasonable under the circumstances, in which case such fees and expenses shall be shared equally between MEDIQ and Executive.

             (c) Executive acknowledges that a Strategic Transaction may not occur, that the Board of Directors may determine not to pursue a Strategic Transaction, that such a transaction can occur only upon proper authorization of the Board of Directors, or a duly constituted committee thereof, and accordingly there can be no assurance that any bonus will become payable to Executive under this Section.

             (d) [Omitted]

             (e) For purposes of Section 3.4 of this Agreement a "Change in Control" shall mean the earlier of such time as (i) the Rotko Group collectively ceases to beneficially own more than 35% of the voting power held by all stockholders of MEDIQ (or MEDIQ/PRN, as the case may be) or (ii) the Rotko Group collectively ceases to beneficially own more than 50% of the voting power held by all stockholders of MEDIQ (or MEDIQ/PRN, as the case may be) and none of MEDIQ's securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

                  2. Section 3.6(a) and the first four sentences of Section
3.6 (c)(ii) of the Original Agreement are hereby amended to read in their entirety as follows:


                          "(a) If a Strategic Transaction occurs before June 30,
             1998 and the Executive thereupon becomes entitled to a bonus payment under Section 3.4(a) of this Employment Agreement, the Executive shall forfeit all rights to any stock appreciation right compensation granted pursuant to Section 3.6 of the Original Agreement, and shall be entitled in lieu thereof solely to the bonus payable under such Section 3.4(a) (and to the stock options granted pursuant to Section 3.6(b) of the Original Agreement)."

                                            *    *      *   *

                          "(ii) Except as provided in clause (iv) below, upon
             the termination of Executive's employment for any reason, Executive shall, subject to Section 3.6(a), be entitled to be paid the value of his SARs (granted pursuant to Section 3.6(c)(i)) in cash. Payment of the value of Executive's SARs shall be made within 120 days of the termination of his employment. In addition, subject to
             Section 3.6(a), Executive may, at his option, request payment of the value of his SARs at the time of such request, in whole or in part, on each fifth anniversary of the date of this Agreement and such request(s) shall not result in cancellation of such SARs ("Payment Request"). The value of Executive's SARS to be paid to him (or his estate) upon the termination of his employment (or any earlier request) as provided above shall be the amount obtained by solving the following formula:" (The remainder of Section 3.6(c)(ii) is not being amended hereby and shall continue in full force and effect as provided in the Original Agreement)


             3. Section 2.1 of the Original Agreement is hereby amended to read in its entirety as follows:

             The term of Executive's employment hereunder shall continue until November 14, 1999 (the second anniversary of the date of the First Amendment to the Original Agreement) and shall thereafter automatically be renewed for successive two-year terms unless and until either party shall give notice of his or its election to terminate Executive's employment at least 60 days before the end of the then current term, unless earlier terminated as provided herein (the "Contract Period").


             4. Section 5.2(a) of the Original Agreement is hereby amended to provide that the period of time referred to in the third line of the first sentence of such section shall be two years, instead of one year, as provided in the Original Agreement.

             5. Except as expressly modified herein, all other terms and conditions set forth in the Original Agreement shall remain in full force and effect. The parties may, but shall not be required to, execute a conformed version of the Employment Agreement, incorporating the amendments to the Original Agreement effect hereby. This Amendment may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. Facsimile signatures shall be treated as originals for all purposes hereunder.

             6. This amendment has been duly authorized, executed and delivered by each of the parties hereto in accordance with Section 6.6 of the Original Agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the 14 day of November, 1997.

                              MEDIQ INCORPORATED


                              By: /s/ Jay M. Kaplan
                                  -----------------------------------


                              MEDIQ/PRN LIFE SUPPORT SERVICES, INC.


                              By: /s/ Jay M. Kaplan
                                  -----------------------------------


                                  /s/ Thomas Carroll
                                  -----------------------------------